Exhibit 11 - Statement re: Computation of Earnings Per Share

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
                                                                                  Three Months Ended             Six Months Ended
                                                                                       June 30,                       June 30,
                                                                                ----------------------        ----------------------
                                                                                 1996           1995           1996           1995
                                                                                -------        -------        -------        -------
                                                                                           (in thousands, except per share data)
Primary:

Average shares outstanding .............................................         44,544         38,560         44,497         38,560

Net effect of dilutive stock options - based on the
  treasury stock method using average market price .....................            728            523            642            459
                                                                                -------        -------        -------        -------

  Total ................................................................         45,272         39,083         45,139         39,019
                                                                                =======        =======        =======        =======

Income before cumulative effect of accounting change ...................        $28,402        $ 3,384        $43,214        $ 6,216
Cumulative effect of accounting change .................................                                                      22,024
                                                                                -------        -------        -------        -------
Net income .............................................................        $28,402        $ 3,384        $43,214        $28,240
                                                                                =======        =======        =======        =======

Earnings per share:
  Income before cumulative effect of accounting change .................        $   .63        $   .09        $   .96        $   .16
  Cumulative effect of accounting change ...............................                                                         .56
                                                                                -------        -------        -------        -------
  Net income ...........................................................        $   .63        $   .09        $   .96        $   .72
                                                                                =======        =======        =======        =======


Fully Diluted:

Average shares outstanding .............................................         44,544         38,560         44,497         38,560

Net effect of dilutive stock options - based on the
  treasury stock method using the period-end market
  price, if higher than average market price ...........................            729            524            673            495
                                                                                -------        -------        -------        -------

  Total ................................................................         45,273         39,084         45,170         39,055
                                                                                =======        =======        =======        =======

Income before cumulative effect of accounting change ...................        $28,402        $ 3,384        $43,214        $ 6,216
Cumulative effect of accounting change .................................                                                      22,024
                                                                                -------        -------        -------        -------
Net income .............................................................        $28,402        $ 3,384        $43,214        $28,240
                                                                                =======        =======        =======        =======

Earnings per share:
  Income before cumulative effect of accounting change .................        $   .63        $   .09        $   .96        $   .16
  Cumulative effect of accounting change ...............................                                                         .56
                                                                                -------        -------        -------        -------
  Net income ...........................................................        $   .63        $   .09        $   .96        $   .72
                                                                                =======        =======        =======        =======

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